Investor Contact:
Shannon Pleasant
Intersil Corporation
(512) 382-8444
spleasant@intersil.com

Intersil Corporation Reports Solid Second Quarter Results

--Meaningful Gross Margin Improvement Increases Profitability--

Milpitas, CA,  July 30, 2014 – Intersil Corporation (NASDAQ:ISIL), a leading provider of innovative power management and precision analog solutions, today announced strong financial results for the second quarter ended July 4, 2014. Continued demand for industrial and infrastructure products and improving gross and operating margins resulted in top and bottom line growth.

Company Highlights

•	Revenue of $147.8 million was up 5.5% sequentially
•	Both GAAP and non-GAAP gross margin improved by more than 150 basis points sequentially
•	Operating margin increased to 14.0% on a GAAP basis and 21.5% on a non-GAAP basis
•	Earnings per diluted share also increased sequentially to $0.10 on a GAAP basis and $0.19 on a non-GAAP basis
•	Cash and investment balances increased to $201 million

Revenue for the second quarter of $147.8 million increased 5.5% sequentially and 2.1% compared to the same period last year. Intersil’s industrial and infrastructure revenue increased by more than 8 percent sequentially due to growth across every major product category. Computing and consumer revenue remained flat sequentially during the quarter. The breakdown by end market was as follows:

0

	Q2 2014		Q1 2014		Q2 2013
End Market:	Revenue $M	% of Revenue	Revenue $M	% of Revenue	Revenue $M	% of Revenue
Industrial & infrastructure	$ 94.8	64%	$ 87.4	62%	$ 87.0	60%
Computing	30.0	20%	29.7	21%	28.6	20%
Consumer	23.0	16%	23.0	16%	29.2	20%
Revenue	$ 147.8		$ 140.1		$ 144.8

Financial Results
The company continued to demonstrate strong financial results and improving profitability compared to the prior year. For the second quarter, GAAP operating expenses increased to $65.1 million, but declined 10% compared to the same period in 2013.  Second quarter R&D expense was $32.5 million dollars, and SG&A expense was $27.1 million dollars. GAAP gross margin increased meaningfully to 58.1% compared to 55.2% in Q2 2013. Operating income improved again to $20.7 million, or 14% of revenue compared to 5% in Q2 2013. GAAP net income for the quarter increased to $13.6 million or $0.10 per diluted share, compared to $0.01 per fully diluted share for the same period last year.

The non-GAAP results also showed meaningful improvement over prior periods. Non-GAAP gross margin improved to 58.3% in the second quarter, a 170 basis point sequential improvement. Second quarter non-GAAP operating expenses of $54.4 million increased sequentially as expected, but were 6.5%  lower than the same period last year.

Second quarter non-GAAP operating income increased sequentially to $31.8 million, resulting in  a 150 basis point sequential improvement in non-GAAP operating margin to 21.5%.  Second quarter  non-GAAP net income of  $26.0 million resulted in $0.19 in earnings per diluted share,  a 36% increase compared to the same period last year. For a complete reconciliation of GAAP and non-GAAP results, please see the “Non-GAAP Results” table included at the end of this release.

Cash flow from operating activities was $13.2 million, contributing to a sequential increase in cash and short-term investments to $201 million. Intersil’s board of directors authorized payment of a quarterly dividend of $0.12 per share of common stock. The payment of this dividend will be made on August 29, 2014, to shareholders of record as of the close of business on August 19, 2014.

“Only one year into the strategic changes we began last July,  Intersil is well on its way to delivering margins in line with its premium peers, which we view as a key indicator of our competitiveness in the market place,” said Necip Sayiner, president and CEO of Intersil. “We are seeing sustained growth in our investment areas and are at the early stages of benefiting from the re-focusing of our R&D investments last year.”

Third Quarter 2014 Outlook

The following forward looking guidance is for the third quarter ending October 3, 2014, based on current business trends and conditions:

	GAAP	Reconciling items	Non-GAAP
Revenue	Flat to up 3%		Flat to up 3%
Gross margin	Flat		Flat
Operating expenses	Flat to down slightly	$4.5 to $5.0 million equity-based compensation $5.6 million amortization of purchased intangibles	Flat
Earnings per share(diluted)	$0.10 to $0.11		$0.19 to $0.20

Earnings Call Webcast

Intersil will be hosting a webcast to discuss the quarterly results and outlook today at 1:45 p.m. Pacific Time. To access the conference call, please visit the company’s investor relations website at ir.intersil.com.  Participants can also dial (866)  277-1184 or +1 (617) 597-5360 and enter the pass code 42634846. A replay of the webcast will be available for two weeks following the conference call on the company website, or may be accessed by dialing (888) 286-8010, international dial +1 (617) 801-6888, using the pass code 34839042.

About Intersil

Intersil Corporation is a leading provider of innovative power management and precision analog solutions. The company's products form the building blocks of increasingly intelligent, mobile and power hungry electronics, enabling advances in power management to improve efficiency and extend battery life. With a deep portfolio of intellectual property and a rich history of design and process innovation, Intersil is the trusted partner to leading companies in some of the world’s largest markets, including industrial and infrastructure, mobile computing, automotive and aerospace. For more information about Intersil, visit our website at www.intersil.com.

FORWARD-LOOKING STATEMENTS
Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil’s management's current expectations, estimates, beliefs, assumptions and projections about Intersil's business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Intersil filings with the U.S. Securities and Exchange Commission (which you may obtain for free at the SEC's web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

Non-GAAP Reporting

To supplement its consolidated financial results presented in accordance with GAAP, Intersil uses non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in detail below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company’s operations that, when viewed in conjunction with Intersil’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company’s business and operations. It should also be noted that Intersil’s non-GAAP information may be different from the non-GAAP information provided by other companies. Non-GAAP financial measures used by Intersil include:

•Gross profit;

•Operating expenses;

•Provision (benefit) for income taxes;

•Operating income (loss);

•Net income (loss);

•Diluted net income (loss) per share; and

•Weighted average shares outstanding – diluted.

The Company presents non-GAAP financial measures because the investor community uses non-GAAP results in its analysis and comparison of historical results and projections of the Company's future operating results. These non-GAAP results exclude acquisition related expense, restructuring and related costs,  equity-based compensation expense, and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP results are also consistent with the way management internally analyzes Intersil’s financial results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Non-GAAP Results” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition related.  Acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Intersil’s performance after completion of acquisitions, because they are not related to the Company’s core operating performance. Adjustments of these items provide investors with a basis to compare Intersil’s performance to other companies without the variability caused by purchase accounting. Acquisition-related expenses primarily include:

•	Amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements.

Restructuring and related costs.  Restructuring charges primarily relate to changes in Intersil’s infrastructure in efforts to reduce costs and rebalance its workforce. Restructuring charges (gains) are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Intersil has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges (gains) from Intersil’s non-GAAP financial measures as it enhances the ability of investors to compare the Company’s period-over-period operating results from continuing operations. Restructuring-related charges (gains) primarily include:

•	Severance and retention costs directly related to a restructuring action.
•	Facility closure costs consist of ongoing costs associated with the exit of our leased and owned facilities.
•	Other write-offs such as intangibles related to a restructuring action.

Other adjustments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and on-going future operating performance of Intersil. Excluding this data allows investors to better compare Intersil’s period-over-period performance without such expense, which Intersil believes may be useful to the investor community. Other adjustments primarily include:

•	Equity-based compensation expense.
•	Legal or governmental judgments, awards, fines or penalties
•	Income from IP agreement
•	Writeoffs (recoveries) related to Auction Rate Securities.
•	Tax effects of non-GAAP adjustments.
•

Diluted weighted average shares non-GAAP adjustment, for purposes of calculating non-GAAP diluted earnings per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of equity-based compensation expense attributable to future services not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Comparability.  The above criteria has been consistently applied when calculating the non-GAAP financial measures for all periods presented in this press release and accompanying tables. During the second quarter of fiscal 2013 we revised our non-GAAP financial information to reduce the types of items excluded from our non-GAAP presentation in an effort to increase comparability of our results with published earnings estimates widely available on the Internet.  In the past we excluded other items such as the compensation expense(benefit) associated with our non-qualified deferred compensation plan, CEO severance costs, loss on interest-rate swaps, and related tax effects of these items, from our non-GAAP financial information. As a result, a non-GAAP financial measure presented in the accompanying press release tables may be different from that presented in a prior press release.

Intersil Corporation
Condensed Consolidated Statements of Operations
Unaudited
(In thousands, except percentages and per share amounts)

	Quarter Ended
	Jul. 4,	Apr. 4,	Jul. 5,
	2014	2014	2013
	Q2 2014	Q1 2014	Q2 2013

Revenue	$ 147,761	$ 140,056	$ 144,834
Cost of revenue	61,953	61,151	64,941
Gross profit	85,808	78,905	79,893
Gross margin %	58.1%	56.3%	55.2%
Expenses:
Research and development	32,491	31,799	34,400
Selling, general and administrative	27,076	22,767	28,950
Amortization of purchased intangibles	5,561	5,561	6,442
Provision for export compliance settlement	-	4,000	-
Restructuring and related costs	-	-	2,793
Total expenses	65,128	64,127	72,585
Operating income	20,680	14,778	7,308
Gain on investments	495	364	498
Interest expense and fees, net	(384)	(488)	(436)
Income before income taxes	20,791	14,654	7,370
Income tax expense	7,146	4,649	6,368
Net income	$ 13,645	$ 10,005	$ 1,002

Earnings per share:
Basic	$ 0.11	$ 0.08	$ 0.01
Diluted	$ 0.10	$ 0.08	$ 0.01

Weighted average shares outstanding:
Basic	129,021	127,819	127,223
Diluted	132,214	129,389	127,230

Intersil Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands)

	Jul. 4,	Apr. 4,	Jan. 4,
	2014	2014	2014
Assets
Current assets:
Cash and short-term investments	$ 201,241	$ 197,336	$ 194,787
Trade receivables, net	59,121	52,830	49,466
Inventories	65,077	61,877	62,408
Prepaid expenses and other current assets	9,966	9,378	9,752
Income taxes receivable	2,839	976	1,091
Deferred income tax assets	15,590	15,808	22,328
Total current assets	353,834	338,205	339,832
Non-current assets:
Property, plant and equipment, net	75,798	77,958	81,867
Purchased intangibles, net	45,520	51,081	56,641
Goodwill	565,424	565,424	565,424
Deferred income tax assets	55,186	56,543	73,008
Other non-current assets	73,143	73,413	74,624
Total non-current assets	815,071	824,419	851,564
Total assets	$ 1,168,905	$ 1,162,624	$ 1,191,396

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$ 28,330	$ 25,901	$ 26,248
Deferred income	10,965	10,048	11,936
Income taxes payable	8,370	11,036	14,588
Other accrued expenses	70,165	76,030	77,117
Total current liabilities	117,830	123,015	129,889
Non-current liabilities:
Income taxes payable	72,367	71,703	90,102
Other non-current liabilities	10,528	12,065	13,603
Total non-current liabilities	82,895	83,768	103,705
Total shareholders' equity	968,180	955,841	957,802
Total liabilities and shareholders' equity	$ 1,168,905	$ 1,162,624	$ 1,191,396

Intersil Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
(In thousands)

	Quarter Ended
	Jul. 4,	Apr. 4,	Jul. 5,
	2014	2014	2013
	Q2 2014	Q1 2014	Q2 2013
Operating activities:
Net income	$ 13,645	$ 10,005	$ 1,002
Depreciation	4,785	4,810	4,708
Amortization of purchased intangibles	5,561	5,561	6,442
Equity-based compensation	5,585	3,710	5,586
Other	(55)	(585)	1,210
Deferred income taxes	1,575	22,985	1,085
Net changes in operating assets and liabilities	(17,891)	(28,629)	4,687
Net cash flows from operating activities	13,205	17,857	24,720

Investing activities:
Proceeds from investments	-	268	2,625
Net capital expenditures	(2,066)	(784)	(7,030)
Net cash flows from investing activities	(2,066)	(516)	(4,405)

Financing activities:
Proceeds from (and tax payments on) equity-based awards, net	8,957	488	(1,884)
Dividends paid	(16,220)	(15,371)	(15,932)
Net cash flows from financing activities	(7,263)	(14,883)	(17,816)

Effect of exchange rates on cash and cash equivalents	29	91	(71)

Net change in cash and cash equivalents	3,905	2,549	2,428

Cash and cash equivalents as of the beginning of the period	197,336	194,787	156,488

Cash and cash equivalents as of the end of the period	$ 201,241	$ 197,336	$ 158,916

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except percentages)

	Quarter Ended
	Jul. 4,	Apr. 4,	Jul. 5,
	2014	2014	2013
	Q2 2014	Q1 2014	Q2 2013

Non-GAAP gross profit:
GAAP gross profit	$ 85,808	$ 78,905	$ 79,893
Equity-based compensation COS	394	319	393
Non-GAAP gross profit	$ 86,202	$ 79,224	$ 80,286

Non-GAAP gross margin:
GAAP gross margin	58.1%	56.3%	55.2%
Equity-based compensation COS	0.2%	0.3%	0.2%
Non-GAAP gross margin	58.3%	56.6%	55.4%

Non-GAAP operating expenses:
GAAP operating expenses	$ 65,128	$ 64,127	$ 72,585
Restructuring and related costs	-	-	(2,793)
Provision for export compliance settlement	-	(4,000)	-
Equity-based compensation (excl. COS)	(5,191)	(3,391)	(5,193)
Amortization of purchased intangibles	(5,561)	(5,561)	(6,442)
Non-GAAP operating expenses	$ 54,376	$ 51,175	$ 58,157

Non-GAAP operating income:
GAAP operating income	$ 20,680	$ 14,778	$ 7,308
Restructuring and related costs	-	-	2,793
Provision for export compliance settlement	-	4,000	-
Equity-based compensation	5,585	3,710	5,586
Amortization of purchased intangibles	5,561	5,561	6,442
Non-GAAP operating income	$ 31,826	$ 28,049	$ 22,129

Non-GAAP operating margin:
GAAP operating margin	14.00%	10.6%	5.0%
Excluded items as a percent of revenue	7.5%	9.4%	10.3%
Non-GAAP operating margin	21.5%	20.0%	15.3%

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except per share amounts)

	Quarter Ended
	Jul. 4,	Apr. 4,	Jul. 5,
	2014	2014	2013
	Q2 2014	Q1 2014	Q2 2013

Non-GAAP net income:
GAAP net income	$ 13,645	$ 10,005	$ 1,002
Tax adjustments from non-cash and discrete items	1,232	(855)	3,169
Restructuring and related costs	-	-	2,793
Provision for export compliance settlement	-	4,000	-
Gain on recovery from auction rate securities	-	(268)	(625)
Equity-based compensation	5,585	3,710	5,586
Amortization of purchased intangibles	5,561	5,561	6,442
Non-GAAP net income	$ 26,023	$ 22,153	$ 18,367

GAAP weighted average shares - diluted	132,214	129,389	127,230
Non-GAAP adjustment	3,527	2,431	3,207
Non-GAAP diluted shares outstanding	135,741	131,820	130,437

Non-GAAP earnings per diluted share:
GAAP earnings per diluted share	$ 0.10	$ 0.08	$ 0.01
Excluded items per share impact	0.09	0.09	0.13
Non-GAAP earnings per diluted share	$ 0.19	$ 0.17	$ 0.14

Equity-based compensation expense by classification:
Cost of revenue ("COS")	$ 394	$ 319	$ 393
Research and development	$ 2,046	$ 1,955	$ 2,136
Selling, general and administrative	$ 3,145	$ 1,436	$ 3,057